                                                                     EXHIBIT (J)

                      MONTHLY CERTIFICATEHOLDERS' STATEMENT
                          Discover Card Master Trust I
                         Series 1996-1 Monthly Statement
                      Class A Certificate CUSIP #25466KAU3
                      Class B Certificate CUSIP #25466KAV1

Trust Distribution Date: December 15, 1998        Due Period Ending:  November 30, 1998

Pursuant to the Series Supplement dated as of January 18, 1996 relating to the Pooling and Servicing Agreement dated as of October 1, 1993 by and between Greenwood Trust Company and U.S. Bank National Association, as Trustee, the Trustee is required to prepare certain information each month regarding current distributions to Certificateholders and the performances of the Trust. The information for the Due Period and the Trust Distribution Date listed above is set forth below:

1.   Payments for the benefit of Series Investors this Due Period (per $1000 of Class Initial Investor Interest)
     -----------------------------------------------------------------------------------------------------------
     Series  1996-1                                  Total            Interest       Principal
         Class A      29 days at  5.447810000%    $4.388513611       $4.388513611   $0.000000000

         Class B      29 days at  5.577810000%    $4.493235833       $4.493235833   $0.000000000


2.   Principal Receivables at the end of the Due Period
     --------------------------------------------------
  (a)  Aggregate Investor Interest                        $18,782,271,009.31

       Seller Interest                                     $5,226,651,457.50

       Total Master Trust                                 $24,008,922,466.81


  (b)  Group One Investor Interest                        $16,232,271,009.31

  (c)  Group Two Investor Interest                         $2,550,000,000.00

  (d)  Series 1996-1 Investor Interest                     $1,052,632,000.00

  (e)  Class A Investor Interest                           $1,000,000,000.00

       Class B Investor Interest                              $52,632,000.00


3.   Allocation of Receivables Collected During the Due Period
     ---------------------------------------------------------
                                                                        Finance Charge            Principal               Yield
                                                                          Collections            Collections           Collections
  (a)  Allocation of Collections between Investor and Seller

       Aggregate Investor Allocation                                    $307,561,871.78       $2,531,194,845.53            $0.00

       Seller                                                            $74,930,196.09         $616,665,924.93            $0.00

  (b)  Group One Allocation                                             $266,061,482.42       $2,189,651,951.93            $0.00

  (c)  Group Two Allocation                                              $41,500,389.36         $341,542,893.60            $0.00

  (d)  Series 1996-1 Allocations                                         $17,097,395.44         $140,709,376.43            $0.00

  (e)  Class A Allocations                                               $16,255,912.89         $133,784,082.74            $0.00

       Class B Allocations                                                  $841,482.55           $6,925,293.69            $0.00

4.   Information Concerning the Series Principal Funding Accounts ("SPFA")
     ---------------------------------------------------------------------
                         Deposits into the
                            SPFAs This            SPFA      Deposit Deficit     Investment
                            Due Period           Balance         Amount           Income
     Series 1996-1             $0.00              $0.00           0.00            $0.00

5.   Information Concerning Amount of Controlled Liquidation Payments
     ----------------------------------------------------------------
                                                                  Total Payments
                               Amount Paid       Deficit Amount    Through This
                             This Due Period    This Due Period     Due Period
     Series 1996-1                 $0.00              $0.00             $0.00

6.   Information Concerning the Series Interest Funding Accounts ("SIFA")
     --------------------------------------------------------------------
                                            Deposits Into the
                                               SIFAs This
                                               Due Period         SIFA Balance
     Series 1996-1                           $4,625,001.60            $0.00

7.   Pool Factors
     ------------
                                                                 This Due Period
          Class A                                                   1.00000000

          Class B                                                   1.00000000

8.   Investor Charged-Off Amount
     ---------------------------
                                                                Cumulative
                                                           Investor Charged-Off
                                         This Due Period           Amount
  (a)  Group One                        $104,362,158.22            $0.00

  (b)  Group Two                         $16,278,456.25            $0.00

  (c)  Series 1996-1                      $6,706,423.91            $0.00

  (d)  Class A                            $6,376,353.83            $0.00

       Class B                              $330,070.08            $0.00

9.   Investor Losses This Due Period
     -------------------------------
                                                              Per $1,000 of
                                                            Original Invested
                                                 Total          Principal
  (a)  Group One                                 $0.00            $0.00

  (b)  Group Two                                 $0.00            $0.00

  (c)  Series 1996-1                             $0.00            $0.00

  (d)  Class A                                   $0.00            $0.00

       Class B                                   $0.00            $0.00

10.  Reimbursement of Investor Losses This Due Period
     ------------------------------------------------
                                                               Per $1,000 of
                                                            Original Invested
                                                 Total           Principal
  (a)  Group One                                 $0.00            $0.00

  (b)  Group Two                                 $0.00            $0.00

  (c)  Series 1996-1                             $0.00            $0.00

  (d)  Class A                                   $0.00            $0.00

       Class B                                   $0.00            $0.00

11.  Aggregate Amount of Unreimbursed Investor Losses
     ------------------------------------------------
                                                                Per $1,000 of
                                                              Original Invested
                                                   Total          Principal
  (a)  Group One                                   $0.00            $0.00

  (b)  Group Two                                   $0.00            $0.00

  (c)  Series 1996-1                               $0.00            $0.00

  (d)  Class A                                     $0.00            $0.00

       Class B                                     $0.00            $0.00

12.  Investor Monthly Servicing Fee Payable at the end of the Due Period
     -------------------------------------------------------------------
  (a)  Group One                                            $27,269,062.78

  (b)  Group Two                                             $4,250,000.00

  (c)  Series 1996-1                                         $1,754,386.67

  (d)  Class A                                               $1,666,666.67

       Class B                                                  $87,720.00

13.  Class Available Subordinated Amount at the end of the Due Period
     ----------------------------------------------------------------
                                                                 As a Percentage
                                                                   of Class A
                                                 Total           Invested Amount
     Series 1996-1 Class B                  $105,263,200.00          10.5263%

14.  Total Available Credit Enhancement Amounts
     ------------------------------------------
                                              Shared Amount      Class B Amount
     Maximum Amount                                $0.00         $57,894,760.00

     Available Amount                              $0.00         $57,894,760.00

     Amount of Drawings on Credit Enhancement
       for this Due Period                         $0.00                  $0.00

15.  Delinquency Summary
     -------------------

     End of Due Period Master Trust Receivables Outstanding  $24,384,557,504.89

                              Delinquent Amount        Percentage of Ending
     Payment Status           Ending Balance           Receivables Outstanding
     30-59 days                 $535,031,401.69                2.19%

     60-179 days              $1,142,280,047.90                4.68%


                                      U.S. BANK NATIONAL ASSOCIATION
                                      as Trustee


                                   BY:
                                      -----------------------------
                                            Vice President

                     MASTER SERVICER'S CERTIFICATE STATEMENT

                          Discover Card Master Trust I

                         Series 1996-1 Monthly Statement

                                   CREDIT CARD
                            PASS-THROUGH CERTIFICATES

     The undersigned, a duly authorized representative of Greenwood Trust Company ("Greenwood"), as Master Servicer pursuant to the Pooling & Servicing Agreement dated as of October 1, 1993 (the"Pooling & Servicing Agreement") and the Series Supplement, dated as of January 18, 1996 (the "Series Supplement") by and between Greenwood and U.S. Bank National Association, as Trustee, does hereby certify as follows with respect to the Supplement Discover Card Master Trust I, Series 1996-1 Master Trust Certificates for the Distribution Date occurring on December 15, 1998:

     1.   Greenwood is Master Servicer under the Pooling and Servicing
          Agreement.

     2.   The undersigned is a Servicing Officer of Greenwood as Master
          Servicer.

     3.   The aggregate amount of Collections processed during the related Due
          Period is equal to                                                              $3,530,352,838.30

     4.   The aggregate amount of Class A Principal Collections processed during
          the related Due Period is equal to                                                $133,784,082.74

     5.   The aggregate amount of Class A Finance Charge Collections processed
          during the related Due Period is equal to                                          $16,255,912.89

     6a.  The aggregate amount of Class A Principal Collections recharacterized as Series Yield Collections during the related Due Period is equal
          to                                                                                          $0.00

     6b.  The aggregate amount of Class A Additional Funds for this Distribution
          date is equal to                                                                            $0.00

      7. The amount of drawings under the Credit Enhancement required to be made on the related Drawing Date pursuant to the Series Supplement:

          (a)  with respect to the Class A Required Amount Shortfall
               is equal to                                                                            $0.00

          (b)  with respect to the Class A Cumulative Investor Charged-Off
               Amount is equal to                                                                     $0.00

          (c)  with respect to the Class A Investor Interest is equal to                              $0.00

     8.   The sum of all amounts payable to the Class A Certificateholders on
          the current Distribution Date is equal to                                           $4,388,513.61

      9.  The aggregate amount of Class B Principal Collections processed during
          the related Due Period is equal to                                                  $6,925,293.69

     10.  The aggregate amount of Class B Finance Charge Collections processed
          during the related Due Period is equal to                                             $841,482.55

     11a. The aggregate amount of Class B Principal Collections recharacterized as Series Yield Collections during the related Due Period is equal
          to                                                                                          $0.00

     11b. The aggregate amount of Class B Additional Funds for this Distribution
          date is equal to                                                                            $0.00

      12. The amount of drawings under the Credit Enhancement required to be made on the related Drawing Date pursuant to the Series Supplement:

          (a)  with respect to the Class B Required Amount Shortfall                                  $0.00
               is equal to

          (b)  with respect to the Class B Cumulative Investor Charged-Off
               Amount is equal to                                                                     $0.00

          (c)  with respect to the Class B Investor Interest is equal to                              $0.00

     13.  The sum of all amounts payable to the Class B Certificateholders on
          the current Distribution Date is equal to                                             $236,487.99

     14. Attached hereto is a true copy of the statement required to be delivered by the Master Servicer on the date of this Certificate to the Trustee pursuant to Section 16 of the Series Supplement.

          IN WITNESS WHEREOF, the undersigned has duly executed and delivered certificate this 15th day of December, 1998.



                                GREENWOOD TRUST COMPANY
                                     as Master Servicer

                                By:
                                   ------------------------------
                                Vice President, Chief Accounting Officer,
                                and Treasurer